Exhibit 99.6

BioTime’s Subsidiary LifeMap Sciences, Inc. Presents Update on Product Development

ALAMEDA, Calif.--(BUSINESS WIRE)--April 23, 2012--BioTime, Inc. (NYSE Amex: BTX) announced today that David Warshawsky, Ph.D., CEO of BioTime’s subsidiary LifeMap Sciences, Inc. will provide and update on product development at an investor meeting in New York City today.

Dr. Warshawsky will describe the origins of XenneX, a company that LifeMap has agreed to acquire, and the business strategy that led to its rapid rise to profitability. He will describe the GeneCards® database (www.genecards.com) which is used as a research tool world-wide in academia, research hospitals, patent offices, and leading biotech and pharma companies. He will report that GeneCards enjoys more than 12 million page visits/year by hundreds of thousands of unique users, consistently in top positions for gene search results in Google.

Dr. Warshawsky will discuss LifeMap’s work to build an integrated map of the thousands of cell types in human development, beginning with the fertilized egg and ending in the developed human. Combined with genomics information, the database is expected to become a “road atlas” of human biology benefiting medicine and research. In addition, LifeMap is developing its own proprietary technology to effectively analyze data gathered from the data bases for use in the development of cell-based therapies. LifeMap also plans to market a new disease database called “MalaCards,” which has been developed by a world-leading bioinformatics team at the Weizmann Institute of Science in Israel and may be licensed to LifeMap from Yeda Research and Development Company Ltd, the Technology Transfer Company of the Weizmann Institute.

In addition to expanding LifeMap’s data base offerings through the acquisition of XenneX, BioTime plans to make LifeMap the principal marketing subsidiary for BioTime research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap will utilize its databases as part of its on-line marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

Dr. Warshawsky will explain how, in a therapeutic discovery collaboration with BioTime, LifeMap scientists will utilize LifeMap’s proprietary discovery platform and stem cell data base along with its newly acquired data base products as a discovery platform to aid in the development of ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable by cell replacement therapies. Human therapeutic products require a high degree of purity to meet the hurdles of regulatory approval and acceptance in medical practice. ACTCellerate™ technology was invented as a means of generating human progenitor cells from hES cells in a scalable and highly purified state. The LifeMap discovery platform will be applied to select the progenitor cell lines that are most likely to be useful in developing cell based regenerative medicine therapies for various diseases.

Dr. Warshawsky’s presentation will be available on BioTime’s web site www.biotimeinc.com as well as LifeMap Sciences' web site at www.lifemapsc.com.

About LifeMap Sciences, Inc.

LifeMap Sciences (LifeMap), www.lifemapsc.com, is developing a discovery platform, including a web-based database, to aid researchers in the use of embryonic stem cells, progenitor cells, and induced pluripotent stem cells for the development of new products and technologies in the emerging field of regenerative medicine. LifeMap Sciences intends to become the central knowledgebase for stem cell research and discovery of cell-based regenerative medicine therapeutic products. LifeMap Sciences' core technology and business is based on a state-of-the-art roadmap for stem cell research providing comprehensive coverage of embryonic stem cell biology. LifeMap has signed an agreement to acquire XenneX, a company with products that help organizations to optimize their efforts to develop innovative medical products and services. XenneX's customers include many of the world leading biotech and pharmaceutical companies, located in North America, Europe and Asia.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://phx.corporate-ir.net/phoenix.zhtml?c=83805&p=irol-alerts

CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com